Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. § 1350,
  As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Reef Global Energy VII, L.P. (the “Partnership”) on Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David M. Tierney, principal financial officer of Reef Global Energy VII, L.P., certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 16, 2009	/s/ David M. Tierney
David M. Tierney
Treasurer and Principal Accounting Officer
Reef Exploration, L.P.
(principal financial and accounting officer)

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by § 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.